UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): August 11, 2005

SMALL WORLD KIDS, INC.

(Exact Name Of Registrant Specified In Charter)

NEVADA	333-68532	86-0678911
(State Of Incorporation)	(COMMISSION FILE NUMBER)	(IRS Employer Identification No.)

5711 Buckingham Parkway, Culver City, CA 90230

(Address Of Principal Executive Offices) (Zip Code)

(310) 645-9680

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.  Termination of a Material Definitive Agreement

In 2004, the Company entered into a stock purchase agreement (“Put Agreements”) with each of Wire Mill Partners III LLC, LLC and Pewter Hill Partners LLC (“Purchasers”) that obligated each of them to purchase, upon the Company’s election, up to 10,100,000 shares of the Company’s Common Stock for an aggregate purchase price of $6.3 million (representing a total commitment of $12.6 million).  In August 2005, the Company converted the outstanding $5,000,000 Bridge Note issued to SWT, LLC to Convertible Preferred Stock.  The shares of Preferred Stock are convertible into the Company’s Common Stock at the option of the holder at a fixed conversion price of $.40.  By agreeing to convert the Preferred Shares to Common at a price less than the highest exercise price stipulated by the Put Agreements, the Put Agreements were automatically terminated effective August 11, 2005.

 Item 3.02.  Unregistered Sales of Equity Securities

                On July 20, 2005 the Company amended the Note Purchase Agreement with St. Cloud Capital Partners LP (“St. Cloud”) pursuant to which St. Cloud agreed to advance to the Company an additional $500,000.  The advance was made on August 4, 2005. In consideration for the advance, the Company agreed to issue to St. Cloud an aggregate of 162,500 shares of the Company’s Common Stock and warrants to purchase an additional 87,500 shares of the Company’s Common Stock.  The Warrants are exercisable at an exercise price per share equal to the lowest of (a) $.40 per share, or (b) the per share price (or conversion price if a derivative security) of the next financing of the Company with gross proceeds of at least $5,000,000.

On August 11, 2005, the Company completed the issuance of an aggregate of $500,000 in principal amount of Notes to various investors which included Debra Fine, the Company’s President and Chief Executive Officer, who advanced $175,000.  The Notes will mature one year from the date of execution with interest payable monthly at 10% per annum.  In consideration for the loans, the Company agreed to issue an aggregate of 162,500 shares of the Company’s Common Stock and warrants to purchase an aggregate of 87,500 shares of the Company’s Common Stock.  The Warrants are exercisable at an exercise price per share equal to the lowest of (a) $.40 per share, or (b) the per share price (or conversion price if a derivative security) of the next financing of the Company with gross proceeds of at least $5,000,000.

On August 11, 2005 the Company converted the $5,000,000 Bridge Note dated May 2004, issued to SWT, LLC, a related party, to Convertible Preferred Stock.  The Preferred Stock is convertible at the option of the holder into the Company’s Common Stock at a fixed conversion price of $.40.  In addition, the Company agreed to issue warrants to purchase 2,040,816 Shares of the Company’s Common Stock at $.49 per share price.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMALL WORLD KIDS, INC.

Date: August 11, 2005	By:	/s/ Debra Fine
Name: Debra Fine
Title: President and Chief Executive Officer